UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2021

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5055 Wilshire Boulevard Suite 500, Los Angeles, CA	90036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)        Effective November 17, 2021, Broadway Financial Corporation (the “Company”) and Brian E. Argrett, President and Chief Executive Officer of the Company (the “Executive”), entered into an employment agreement (the “Employment Agreement”) providing for the Executive to continue to serve as the Company’s President and Chief Executive Officer and a member of its board of directors (the “Board”) and that of the Company’s subsidiary bank (the “Bank”). The Employment Agreement has the following principal terms:
Term of Employment: Five-year term beginning on April 1, 2021, subject to annual one-year automatic extensions thereafter unless the Company or the Executive provides at least 90 days’ prior written notice of non-renewal.

Base Salary: $520,000 per year for the 2021 calendar year, increasing to $550,000 effective January 1, 2022, subject to increase but not decrease (other than in connection with across-the-board reductions in salary applicable to other executive officers) in the Board’s discretion.

Bonus Opportunity: $160,000 for 2021 calendar year. For calendar year 2022 and thereafter, the target bonus will be 30% of base salary, determined based on the degree of achievement of specified business plan objectives as evaluated annually by the Compensation Committee of the Board (the “Compensation Committee”). No bonus will be paid if the degree of achievement of the business plan objectives is less than 80%, and the bonus will range from 24% of base salary if the degree of achievement of the business plan objectives is 80% up to a maximum of 37.5% of base salary if the degree of achievement of the business plan objectives is 125% or more.

Equity Incentives: For his service in 2021, the Executive will be entitled to receive a grant of restricted stock under the Company’s 2018 Long-Term Incentive Plan having a grant date value of $210,000. Beginning in calendar year 2022, the Executive will have annual opportunities to receive grants of such restricted stock, with the grant date value determined by the Compensation Committee based on the degree of achievement of specified performance metrics determined by the Company. The target grant date value of such grants for each year will be 40% of base salary. No equity grants will be made if the degree of achievement of specified business plan objectives is less than 80%, and the grants will range in grant date value from 32% of base salary if the degree of achievement of the business plan objectives is 80% up to a maximum of 50% of base salary if the degree of achievement of the business plan objectives is 125% or more. All such awards will vest as to 33% on the first anniversary of grant, with the remainder vesting in equal monthly installments over the following 24 months, or in full in the event of the Executive’s earlier death, Disability, termination for Good Reason, or termination by the Company without Cause.

Vacation and Other Benefits: The Executive will be entitled to: (i) vacation of 30 days annually, with right to carry over up to 15 days of vacation; (ii) automobile allowance of $1,500 per month; (iii) medical, dental, life and long-term disability insurance, and other benefit programs provided to other senior executives of the Company; (iv) 401(k) plan participation with current Company matching contribution policy; and (v) social club dues in accordance with Company policy, including dues currently paid by the Company of $1,500 per month.

Termination and Severance: The Executive would be entitled to receive the following-described Severance Payments upon termination of his employment by the Company without Cause, by the Executive for Good Reason, or due to Disability. The Severance Payments will include the amount of any earned but unpaid bonus for services rendered by the Executive during the previous calendar year, plus 36 months of the base salary and other benefits summarized above (to the extent permitted under the applicable benefit plans) payable over that period in accordance with the Company’s normal payroll practices. If the Executive’s employment is terminated by the Company upon death or due to Disability, the Executive will also receive any earned but unpaid bonus for services rendered by the Executive during the calendar year of termination, provided that the Executive was employed by the Company for at least six months during the calendar year of termination. If the Executive is employed by the Company for less than the full calendar year in which the termination occurs, the bonus will be prorated based on the ratio of the number of days the Executive is employed during the calendar year to 365 days. Payment of the Severance Payment is conditioned on the signing and delivery by the Executive of a release of claims against the Company. If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason within two years after a Change in Control of the Company (as defined in the Employment Agreement), the Executive will be entitled to receive the discounted present value of the Severance Payments in a lump sum payable within 10 days after a release of claims against the Company becomes effective. “Cause” as defined in the Employment Agreement includes failure to substantially perform duties or material breach of the Employment Agreement or Company policy by the Executive (each after a permitted cure period), willful violation of law or regulation, conviction of a felony and certain other events of a comparable nature. “Good Reason” as defined in the Employment Agreement includes demotion of the Executive or reduction of his authority or responsibilities, reduction of his salary (other than a reduction described under “Base Salary” above), failure to reelect him to the Board or the board of directors of the Bank, relocation of his current primary work location by more than 20 miles, or the Company’s material breach of the Employment Agreement (after a permitted cure period).

Non-Solicitation: The Employment Agreement also contains customary prohibitions against solicitation of customers and employees and prohibitions against disclosure of confidential information of the Company.

The Employment Agreement replaces in its entirety the prior employment agreement, dated December 29, 2017, by and among City First Bank of DC, National Association, CFBanc Corporation, and the Executive that was assumed  by the Company in connection with the Company’s merger with CFBanc Corporation.

(b)        On November 13, 2021, Norman Bellefeuille, Executive Vice President and Chief Lending Officer, Wholesale Lending, of Broadway Financial Corporation (the “Corporation”) and its wholly-owned banking subsidiary City First Bank, National Association (together with the Corporation, the “Company”), informed the Company that he will retire from the Company effective December 31, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated and effective as of November 17, 2021 between Broadway Financial Corporation and Brian E. Argrett.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: November 18, 2021	By:	/s/ Brenda J. Battey
Brenda J. Battey
Executive Vice President and
Chief Financial Officer